Exhibit 10.2
REVOLVING CREDIT NOTE MODIFICATION AGREEMENT NO. 1
     This Revolving Credit Note Modification Agreement No. 1 (the “First Amendment”) dated as of September 30, 2010 is by and between IPG PHOTONICS CORPORATION, a Delaware corporation with a principal place of business at 50 Old Webster Road, Oxford, Massachusetts 01540 (the “Borrower”) and BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States of America with its office at 100 Federal Street, Boston, Massachusetts 02110 the “Bank”).
WITNESSETH:
     WHEREAS, the Borrower executed and delivered to the Bank a Revolving Credit Note dated June 4, 2008 in the face amount of $35,000,000.00 (the “Note”); and
     WHEREAS, the Borrower has requested an extension of the Maturity Date and certain other modifications set forth in the Note; and
     WHEREAS, the Bank has agreed to the extension, subject to the terms and conditions of this First Amendment.
     NOW THEREFORE, in consideration of the mutual agreements, representations and warranties contained in the Note and this First Amendment, and the faithful performance of those agreements, the Borrower and the Bank agree as follows:
1. Effective as of the date of this First Amendment, the Note is amended in the following respects:
     a. The calculation with respect to the “Applicable Margin” as set forth on page 2 of the Note is restated to read as follows:
     “The Applicable Margin will be based upon calculation by the Bank of the Funded Debt to EBITDA Ratio, as follows:

Funded Debt to	Applicable Margin —	Applicable Margin —
EBITDA Ratio	LIBOR Rate	Base Rate
less than 1.0 to 1.0	1.125%	-.175%
equal to or greater than 1.0 to 1.0, but less than 1.5 to 1.0	1.375%	-.125%
equal to or greater than 1.5 to 1.0	1.625%	.425%

     b. The “Revolving Credit Termination Date” defined in the first full paragraph on page 4 of the Note is restated to be “June 30, 2015”.
2. The Borrower acknowledges that all other terms, provisions and conditions of the Note remain unchanged and are in full force and effect, and the Borrower hereby ratifies and confirms each and all of its obligations under the Note.
3. The Borrower hereby acknowledges and agrees that it has no claim, cause of action, defense, right of setoff, right of recoupment or counterclaim against the Bank with respect to the Note or any related loan document as of the date hereof, and waives and releases any and all such claims, causes of action, defenses, rights and counterclaims.
     IN WITNESS WHEREOF, each of the Borrower and the Bank has caused this Revolving Credit Note Modification Agreement No. 1 to be executed by its duly authorized representative as an instrument under seal as of the day and year first above written.

IPG PHOTONICS CORPORATION
/s/ Kacey L. Richards	By:	/s/ Timothy P.V. Mammen
Witness		Name:	Timothy P.V. Mammen,
		Title:	Vice President and Chief Financial Officer

BANK OF AMERICA, N.A.
/s/ Todd Mandella	By:	/s/ John B. Desmond
Witness		Name:	John B. Desmond
		Title:	Senior Vice President

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